eHealth, Inc. Reiterates Fiscal Year 2023 Guidance Ahead of First Quarter 2023 Earnings Announcement

SANTA CLARA, Calif., April 28, 2023 – eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today reiterated its previously issued outlook for 2023. The company expects to achieve the following financial results for the full year ending December 31, 2023:

•Total revenue is expected to be in the range of $420 million to $440 million.
•GAAP net loss is expected to be in the range of $55 million to $35 million.
•Adjusted EBITDA(1) is expected to be in the range of $(15) million to $5 million.
•Operating cash flow is expected to be in the range of $(30) million to $(15) million.

The company also commented on the final MA and Part D rule released by CMS on April 12, 2023.

"The proposed Medicare rules were first communicated by CMS in December of 2022, and since then eHealth has been collaborating with our carrier partners to ensure we are fully compliant within the required timeline while continuing to provide a positive memorable experience to our customers. We are still working to clarify some of the provisions of the rule and will make the necessary operational, marketing, and communications changes ahead of the upcoming Annual Enrollment Period when the rules go into effect," said eHealth CEO, Fran Soistman.

"Our leadership team is accustomed and equipped to operating in a dynamic and highly regulated industry and prepared to be flexible and opportunistic in responding to the new regulatory requirements. We believe our strong omnichannel enrollment platform and customer centric choice model puts eHealth at a unique advantage for succeeding in this environment. In the long run, we anticipate the new rule will bring further rationalization to this market, which we started to observe last year, and will benefit industry players such as eHealth that are focused on customer experience and enrollment quality."

The company will provide further information on the operational changes under development in collaboration with carriers and strategic partners ahead of the AEP, during its regularly scheduled earnings call. The first quarter 2023 earnings conference call will be held beginning at 8:30 a.m. Eastern Time on May 9. The call will be hosted by eHealth's chief executive officer, Fran Soistman, and eHealth's chief financial officer, John Stelben.

Individuals interested in listening to the conference call may do so by dialing (888) 259-6580. The participant passcode is 22387816.

A live webcast of the earnings call will be available at eHealth.com under the Investor Relations section. The webcast replay will also be available on our investor relations website two hours following the conclusion of the call and will be archived for a period of one year. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.

(1) See Non-GAAP Financial Information for the definition of adjusted EBITDA, a non-GAAP financial measure.

About eHealth, Inc.

For over 25 years, eHealth, Inc. (Nasdaq: EHTH) has expertly guided American consumers with innovative technology and licensed advisor support to help them find health insurance and related options. Through its proprietary health insurance marketplace at eHealth.com, eHealth has connected more than eight million members with quality, affordable coverage. eHealth offers Medicare Advantage, Medicare Supplement, Medicare Part D, individual, family, small business, and ancillary plans from approximately 200 health insurance companies nationwide. For more information about eHealth, please visit us at eHealth.com, or follow us on LinkedIn, Facebook, Instagram, and Twitter.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our 2023 annual guidance for total revenue, GAAP net loss, adjusted EBITDA and operating cash flow, the impact of the final MA and Part D rules released by CMS on April 12, 2023 on our business, our ability to comply with these new rules when they go into effect, our competitive advantage and our industry.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period, the Medicare Advantage open enrollment period and other special enrollment periods; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges and other sources; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivable; changes in product offerings among carriers on our ecommerce platform and changes in our estimated conversion rate of an approved member to a paying member and the resulting impact of each on our commission revenue; the concentration of our revenue with a small number of health insurance carriers; our ability to execute on our growth strategy and other business initiatives; changes in our management and key employees; our ability to hire, train, retain and ensure the productivity of licensed health insurance agents and other employees; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; the success of our carrier advertising and sponsorship program; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to effectively manage our operations as our business evolves and execute on our transformational plan and other strategic initiatives; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service and actions we take to improve the quality of our enrollments; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to maintain and enhance our brand identity; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; reliance on marketing partners; the impact of our direct-to-consumer email, social media, telephone and television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; the restrictions in our investment agreement with convertible preferred stockholders; our ability to raise additional capital; compliance with insurance, privacy and other laws and regulations; the outcome of litigation in which we may from time to time be involved; the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure; public health crises pandemics, natural disasters, changing climate conditions and other extreme events; and general economic conditions, including inflation, recession, financial and credit market disruptions. Other factors that could cause operating, financial and other results to differ are described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of our website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Information

This press release includes adjusted EBITDA, a financial measure that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted EBITDA is calculated by excluding the paid-in-kind dividends for preferred stock and change in preferred stock redemption value (together “the impact from preferred stock”), income tax expense (benefit), depreciation and amortization, stock-based compensation expense, impairment, restructuring, and other charges, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

eHealth believes that the presentation of adjusted EBITDA provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of adjusted EBITDA provides consistency and comparability with eHealth’s past financial reports. Management also believes that adjusted EBITDA provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that adjusted EBITDA is useful to investors in their assessment of eHealth’s operating performance.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA has limitations in that it does not reflect all of the revenue and costs associated with the operations of eHealth’s business and does not reflect income tax as determined in accordance with GAAP. As a result, you should not consider this measure in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and depreciation and amortization described above, and exclusion of these costs, and their related income tax benefits, from adjusted EBITDA should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net loss and providing investors with a reconciliation from eHealth’s GAAP net loss attributable to common stockholders to adjusted EBITDA for the relevant period.

The accompanying table provides more details on GAAP net loss attributable to common stockholders, which is the most directly comparable GAAP financial measure to Adjusted EBITDA, a non-GAAP financial measure, and the related reconciliation between these financial measures.

Non-GAAP Financial Information Reconciliation

	Full Year 2023 Guidance
	Low	High
GAAP net loss attributable to common stockholders	$(90.0)	$(70.0)
Impact from preferred stock	35.0	35.0
GAAP net loss	(55.0)	(35.0)
Stock-based compensation expense	22.0	20.0
Depreciation and amortization	22.0	21.0
Impairment, restructuring and other charges	5.0	3.0
Other expense, net	7.0	6.0
Benefit from income taxes	(16.0)	(10.0)
Adjusted EBITDA	$(15.0)	$5.0

Investor Relations Contact:
Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Strategy
Kate.Sidorovich@ehealth.com

Media inquiries, please contact: pr@ehealth.com